Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING CORPORATION ANNOUNCES PRICING OF 4.750%

SENIOR NOTES DUE 2027; OFFERING SIZE INCREASED TO $1.0 BILLION

LAS VEGAS — NOVEMBER 19, 2019 — Boyd Gaming Corporation (NYSE: BYD) (the “Company”) today announced that it has priced its previously announced offering of senior notes due 2027 (the “Notes”). The aggregate principal amount of Notes to be issued in the offering is $1.0 billion. The size of the offering was increased from the previously announced $750 million aggregate principal amount. The Notes will bear interest at a rate of 4.750% per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2020. The Notes will mature on December 1, 2027. The Notes will be fully and unconditionally guaranteed by certain of the Company’s current and future domestic restricted subsidiaries.  The closing of the offering is expected to occur on December 3, 2019, subject to satisfaction of customary closing conditions.

The Company also delivered a Notice of Conditional Full Redemption to holders of its outstanding 6.875% senior notes due 2023 (the “6.875% notes”), which provides for the redemption by the Company of all of the outstanding 6.875% notes, subject to certain conditions, including the successful completion of this offering.

The Company intends to use the proceeds from the offering to finance the redemption of all of the outstanding 6.875% notes and to repay amounts outstanding under its revolving credit facility. The Company intends to use borrowings under its revolving credit facility to pay the redemption premium, accrued and unpaid interest, fees, expenses and commissions (including the initial purchasers’ discount) related to this offering and the redemption.

The Notes being offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws or blue sky laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from such registration requirements. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the notes offering. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, 815 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.